EXHIBIT 4.9

                                AMENDMENT NO. 1
                                       TO
                         CONSULTING SERVICES AGREEMENT

      THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated April 14, 2004 (the "First Amendment"), is by and between Capital Group International, LLLP-Western Series (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.   Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 5,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated April 14, 2004, Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client."

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EXECUTED on the date first set forth above.

                        CLIENT:

                        NANNACO, INC.




                        By :
                            -------------------------------
                        Name: Steve Careaga
                        Its: CEO




                        CONSULTANT:

                        CAPITAL GROUP INTERNATIONAL, LLLP - WESTERN SERIES



                        By :
                            -------------------------------
                        Name: Devin Bosch
                        Its: